EXHIBIT 23.1

To the Board of Directors

UpExi, Inc.

3030 North Rocky Point Drive

Tampa, Florida  33607

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-1 (No. 333-288822), Form S-3 (Nos. 333-292366 and 333-297280) and Form S-8 (Nos. 333290495) of UpExi, Inc. (the Company) of our report dated September 15, 2026, relating to the consolidated financial statements and schedules, which appear in this Annual Report on Form 10-K for the years ending June 30, 2026 and 2025.

\s\ GBQ Partners, LLC

Columbus, Ohio

September 17, 2026